UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 18, 2014, Alion Science and Technology Corporation (the “Company”) completed its previously announced comprehensive refinancing of the Company’s outstanding indebtedness (the “Refinancing Transactions”), which included an exchange offer, consent solicitation and unit offering (the “Exchange Offer”) relating to its 10.25% Senior Notes due 2015 (the “Unsecured Notes”), the New Revolving Credit Facility, the New First Lien Term Facilities, the New Second Lien Term Facility, the Intercreditor Agreement, various guarantee and security agreements relating to these new credit facilities, the redemption of Existing Secured Notes and the termination of the Company’s existing revolving credit facility, each as described below.  The Refinancing Transactions were made pursuant to the terms of the previously disclosed Amended and Restated Refinancing Support Agreement dated as of May 2, 2014, as amended, between the Company and ASOF II Investments, LLC (“ASOF”) and Phoenix Investment Adviser, LLC (“Phoenix,” and together with ASOF, the “Supporting Noteholders”) (the “Support Agreement”).

On August 18, 2014, the Company issued a press release regarding the completion of the Refinancing Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the Exchange Offer, the Company exchanged $210,986,000 in aggregate principal amount of its Unsecured Notes, representing 89.78% of the aggregate principal amount of the Old Notes then-outstanding, for, in the aggregate, (i) $208,135,000 aggregate principal amount of Third-Lien Senior Secured Notes due 2020 (the “Third-Lien Notes”), (ii) 208,135 warrants to purchase its common stock (the “Warrants”), and (iii) $1,710,600 in cash.

Pursuant to the unit offering, the Company issued 10 units at a price of $600 per unit, for aggregate proceeds of $6,000.  The units in the aggregate consisted of $10,000 principal amount of Third-Lien Notes and 10 Warrants.  Pursuant to the terms of the Support Agreement, concurrently with the closing of the Exchange Offer, ASOF purchased from the Company in a private placement at a unit price of $600 per unit $2,841,000 principal amount of Third Lien Notes and 2,841 Warrants (the “ASOF Cash Funding”).

Upon completion of the Exchange Offer, the amendments contained in the previously disclosed Second Supplemental Indenture relating to the Unsecured Notes, which was executed on May 29, 2014, became operative.  These amendments eliminated substantially all of the negative covenants, certain events of default and the covenant restricting mergers and consolidations, modified certain provisions relating to defeasance contained in, and made other technical and conforming changes to, the indenture governing the Unsecured Notes.

The Refinancing Transactions are described in more detail in the prospectus, dated August 11, 2014, as amended (the “Prospectus”), filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the “Securities Act”), on August 14, 2014.

The following are the components of the Refinancing Transactions:

Third-Lien Notes Indenture

The Company issued the $210,986,000 aggregate principal amount of Third Lien Notes in the exchange offer, unit offering and the ASOF Cash Funding pursuant to an indenture, dated as of August 18, 2014, among the Company, certain subsidiary guarantors of the Company and Wilmington Trust, National Association, as trustee (the “Indenture”).

Interest on the Third Lien Notes is payable semiannually in arrears on March 1 and September 1 of each year, commencing March 1, 2015, to holders of record on the immediately preceding February 15 and August 15, respectively. The Notes will mature on February 18, 2020.  Interest on the Third Lien Notes is payable partially in cash and partially by increasing the principal amount of the outstanding Third Lien Notes or by issuing additional Third Lien Notes (“PIK Interest”) and will accrue at the rates disclosed in the following table. However, the Company will be required to pay all interest under the Third-Lien Notes in PIK Interest for any interest payment date if, prior to such interest payment date, there is an event of default under the New First Lien Credit Agreement or the New Second Lien Credit Agreement, or the Company’s Consolidated EBITDA (as defined in the Indenture) for the most recent four fiscal quarter period ended prior to the determination date is less than $54,000,000.

Dates	Cash Interest	PIK Interest	Total Interest
Issue Date — August 31, 2018	5.5%	9.75%	15.25%
September 1, 2018 — August 31, 2019	5.5%	10.25%	15.75%
September 1, 2019 — February 18, 2020	5.5%	10.75%	16.25%

Upon the occurrence and during the continuance of a payment default or an event of default, the Company will pay interest on demand on the entire outstanding principal amount of the Third-Lien Notes in cash at 2% per annum in excess of the above rate and will pay interest on demand on overdue installments of cash interest or PIK Interest at 2% per annum in excess of the above rate to the extent lawful.

The Third-Lien Notes are:

•                  senior secured obligations of the Company and rank pari passu in right of payment with all existing and future senior indebtedness of the Company, including borrowings under the New Revolving Credit Facility, the First Lien Credit Agreement, the Second Lien Credit Agreement and outstanding Unsecured Notes;

•                  subject to the terms and conditions of the Intercreditor Agreement, which, among other things, provides first-out rights to the lenders under the New Revolving Credit Facility in the event of a liquidation or other insolvency event;

•                  secured by liens on collateral, subject to certain liens permitted under the Indenture, including liens securing borrowings under the New Revolving Credit Facility, the First Lien Credit Agreement and the Second Lien Credit Agreement in the manner provided in the Intercreditor Agreement;

•                  effectively senior to the obligations under any existing and future unsecured indebtedness of the Company, including any outstanding Unsecured Notes, to the extent of the value of the collateral and rank senior in right of payment to all future subordinated indebtedness of the Company;

•                  effectively subordinated to the Company’s obligations pursuant to the Company’s existing and future secured Indebtedness under the Revolving Credit Facility, the First Lien Credit Agreement and the Second Lien Credit Agreement pursuant to the terms of the Intercreditor Agreement, to the extent of the value of the collateral securing such indebtedness on a first or second lien basis, as applicable;

•                  guaranteed on a senior secured basis by the following subsidiaries of the Company: Alion-BMH Corporation, Alion-CATI Corporation, Alion-IPS Corporation, Alion-JJMA Corporation, Alion-METI Corporation, Alion International Corporation, Washington Consulting, Inc., and Washington Consulting Government Services, Inc. (collectively, the “Subsidiaries”); and

•                  structurally subordinated to all existing and future obligations and liabilities of the Company’s subsidiaries that are not subsidiary guarantors and to claims of holders of preferred stock, if any, of the Company’s subsidiaries that are not subsidiary guarantors.

A copy of the Indenture and the form of the Third-Lien Notes are attached to this current report on Form 8-K as Exhibits 4.13 and 4.14, respectively, and they are incorporated by reference as though they were fully set forth herein.  The foregoing summary descriptions of the Indenture, the Third-Lien Notes and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Indenture and the Third-Lien Notes.

Warrant Agreement

The Company issued an aggregate of 306,889 Warrants in connection with the exchange offer, unit offering, ASOF Cash Funding and the funding of the Second Lien Term Loan, as described below, pursuant to a warrant agreement, dated August 18, 2014, with Wilmington Trust, National Association, as warrant agent (the “Warrant Agreement”).  Each Warrant entitles the holder thereof to purchase 17.6773672 shares of the Company’s common stock (the “Common Stock”) at an exercise price of $0.01 per share.  The Warrants are immediately exercisable and expire on August 17, 2024.  Warrant holders have no voting rights.  If the Company pays a cash dividend or other distribution in respect of shares of its Common Stock, it is required to pay such dividend or distribution to the holders of any outstanding Warrants on the same basis as cash dividends or distributions are made to holders of Common Stock as if the Warrants had been exercised immediately prior to the record date for the dividend or other distribution.

The Warrants are subject to certain transfer restrictions.  In addition, prior to selling any shares of Common Stock issuable upon exercise of the Warrants to a third party, a stockholder must first offer the shares to persons holding 5% or more of Common Stock, including holders of Warrants as if all then outstanding Warrants had been exercised.  If these holders decline to purchase all or a portion of the shares, the shares not purchased must be offered to the Company. If the Company declines to purchase all or a portion of the shares, then the selling stockholder may offer the remaining shares for sale to third parties at a price not less than what was offered in connection with this right of first offer.

Subject to certain exceptions, the number of shares of Common Stock issuable upon exercise of the Warrants, and the exercise price of the Warrants, are subject to adjustment, and, subject to certain exceptions, the holders of the Warrants may receive certain distributions as if they had exercised their Warrants prior to a transaction record date.

If the Company pays a cash dividend or distribution in respect of shares of its Common Stock, it is required to pay such dividend or distribution to the holders of any outstanding Warrants on the same basis as cash dividends or distributions are made to holders of Common Stock based on the numbers of shares of Common Stock for which the Warrants are exercisable as if the Warrants had been exercised immediately prior to the record date for the dividend or other distribution.

In the event that the Company issues to all holders of its Common Stock securities as a dividend or distribution, the number of shares which the holder of the Warrant may subscribe will increase based on the then Current Market Value (as defined in the Warrant) of the Common Stock. If the Company reclassifies its Common Stock or splits its Common Stock, the holders of any outstanding Warrants will receive, upon exercise of the Warrants, shares of Common Stock based on the number of shares they would have received had they owned shares of Common Stock prior to the reclassification or split.

If the Company issues shares of Common Stock, or if the Company issues rights, options or warrants to acquire Common Stock or securities convertible, exchangeable or exercisable into Common Stock, the number of shares of Common Stock that the holder of the Warrant is entitled to purchase shall increase based on the holder’s pro rata ownership of the Company’s Common Stock on a fully diluted basis except that if the Company issues any Common Stock, or rights, options or warrants, in accordance with a Qualified Incentive Plan (as defined in the Warrant) or upon the exercise of other securities issued in accordance with a Qualified Incentive Plan, then no adjustment will be made.

If before March 15, 2017, a Liquidity Event (as defined in the Warrant) occurs, the number of shares of Common Stock a holder of a Warrant may purchase, and the exercise price of each Warrant, shall increase based on the holder’s pro rata ownership of the Company’s Common Stock on a fully diluted basis assuming that all additional shares of the Company’s Common Stock that would have been issuable upon the exercise of the Company’s warrants issued in 2010 pursuant to anti-dilution adjustment mechanisms in the 2010 warrant had been issued.

If the Company issues shares of Common stock to the ESOP for Company contributions to the ESOP for matching and profit sharing contributions for any fiscal six-month period, or portion of a fiscal six month period, ended before August 18, 2014, or if the ESOP purchases shares of Common Stock using rollovers, transfers or deferrals for such periods, then the number of shares of Common Stock that a holder of a Warrant may purchase shall increase by forty percent of the amount of Common Stock issued in such an event.

The Warrant Agreement provides that all holders of the Warrants will be deemed to be bound by the terms of a stockholders’ agreement, as described below, upon exercise of the Warrants.

A copy of the Warrant Agreement and the form of Warrant are attached to this current report on Form 8-K as Exhibits 10.50 and 4.15 and are incorporated by reference as though they were fully set forth herein.  The foregoing summary descriptions of the Warrant Agreement, the Warrants and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Warrant Agreement and the Warrants.

Stockholders’ Agreement

Concurrently with the closing of the Exchange Offer, the Company and the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the “ESOP Trust”), the holder of all of the outstanding shares of Common Stock, entered into the Stockholders’ Agreement (the “Stockholders’ Agreement”).  Each Warrant holder who exercises any Warrant will become bound by all of the terms and conditions of the Stockholders’ Agreement. Under the Stockholders’ Agreement, the parties agreed to certain governance arrangements, transfer and sale restrictions and certain other agreements.  Holders of Common Stock have preemptive rights upon the issuance of certain voting and non-voting Common Stock.

The Stockholders’ Agreement will terminate upon the consummation of a bona fide public offering of Common Stock that yields gross proceeds of at least $30,000,000.

A copy of the Stockholders’ Agreement is attached to this current report on Form 8-K as Exhibit 10.51 and is it incorporated by reference as though it were fully set forth herein.  The foregoing summary descriptions of the Stockholders’ Agreement and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Stockholders’ Agreement.

New Revolving Credit Facility

Concurrently with the closing of the Exchange Offer, the Company entered into a new Credit Agreement by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “New Revolving Credit Facility”) to replace its existing revolving credit facility.

The New Revolving Credit Facility limits the amount the Company may borrow under it at any given time. In addition to the overall maximum credit limit of $65 million, the Company may not borrow more than a borrowing base limited to 85% of the Company’s eligible accounts receivable and 70% of the Company’s eligible unbilled accounts subject to reduction for reserves the revolving lenders may take.

The New Revolving Credit Facility matures on April 30, 2018 and includes a $10,000,000 letter of credit sub facility. The New Revolving Credit Facility bears cash interest at a variable rate based on one month LIBOR plus 4.75%. The Company will pay minimum interest of no less than $75,000 per month no matter the amount it has drawn under the New Revolving Credit Facility. If the Company were to default, it would need to pay an additional 2% per year in cash interest. If the capacity to borrow under the New Revolving Credit Facility drops under the required collateral block of $15,000,000, the administrative agent can block the Company’s ability to access funds in its designated account with the Administrative Agent’s financial institution and can seize those funds for the account of the lenders under the New Revolving Credit Facility.

The borrowings under the New Revolving Credit Facility are secured by a first priority lien on substantially all of the Company’s assets. Pursuant to the Intercreditor Agreement, the lenders under the New Revolving Credit Facility enjoy certain first-out rights.  The Subsidiaries guaranteeing the Company’s other indebtedness are guaranteeing the Company’s obligations under the New Revolving Credit Facility.  Pursuant to the Intercreditor Agreement, holders of the Company’s First Lien Term Facilities have certain rights to purchase from the New Revolving Credit Facility lenders the revolving credit loans made under the New Revolving Credit Facility.

The New Revolving Credit Facility contains customary events of default for non payment, breach of covenant, breach of representation and warranty, judgments for the payment of money involving an aggregate amount of $500,000 or more, insolvency events, failure to pay other obligations exceeding $1 million, failure to maintain first priority liens, limitations or termination of guarantees by the Company’s subsidiary guarantors, change of control, certain ERISA events, breaches of the Company’s loan documentation including the Intercreditor Agreement, and the Company’s suspension or debarment, or receipt of notice of suspension or debarment and termination for default under a material government contract.

A copy of the New Revolving Credit Facility is attached to this current report on Form 8-K as Exhibit 10.52 and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the New Revolving Credit Facility and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the New Revolving Credit Facility.

New Term Facilities

New First Lien Term Facilities

Concurrently with the closing of the Exchange Offer, the Company and the Subsidiaries as guarantors entered into a $285.0 million First Lien Credit and Guaranty Agreement with various lenders and Goldman Sachs Lending Partners LLC as administrative agent (the “First Lien Credit Agreement”) which consists of a Term A Loan and a Term B Loan (together, the “New First Lien Term Facilities”).

The principal amount of the Term A Loan is $110.0 million and it matures on August 18, 2018.  The amortization schedule of the Term A Loan is $15.0 million in the first year, $25.0 million in the second and third year and the balance in the fourth year.

The principal amount of the Term B Loan is $175.0 million and it matures on August 18, 2019.  The Term B Loan is not subject to amortization.

The New First Lien Term Facilities bear interest, payable in cash, at floating rates based on LIBOR plus an applicable margin or, at our election, an alternative based rate plus an applicable margin, plus, if at any time we are in default thereunder, a premium of 2.0% per annum. Additionally, the New First Lien Term Facilities were issued with upfront fees (which may be OID) to the lenders thereunder. The New First Lien Term Facilities provide that all consolidated excess cash flow generated by us (minus any repayments of the New First Lien Term Facilities made with internally generated cash) will be used to prepay the loans under the New First Lien Term Facilities. The Company paid a structuring fee to the lenders under the New First Lien Term Facilities in connection with the New First Lien Term Facilities.

New Second Lien Term Facility

Concurrently with the closing of the Exchange Offer, the Company and the Subsidiaries as guarantors entered into a new $70.0 million First Lien Credit and Guaranty Agreement with ASOF and JLP Credit Opportunity Master Fund Ltd., an affiliate of Phoenix, as lenders and Wilmington Trust, National Association as administrative agent (the “Second Lien Credit Agreement”).  The term facility under the Second Lien Credit Agreement (the “New Second Lien Term Facility”) matures on February 18, 2020.  The net proceeds of the New Second Lien Term Facility were used to fund, together with the proceeds from the New First Lien Term Facilities, the redemption of all of the Company’s then-outstanding 12% Senior Secured Notes due 2014 (the “Existing Secured Notes”).

The New Second Lien Term Facility bears interest at a rate per annum of 14.25% per annum, all of which is payable in PIK.  Additionally, upon the occurrence and during the continuance of a payment default or an event of default (as defined therein), the entire principal amount of the New Second Lien Term Facility bears interest at an annual rate equal to the then applicable interest rate plus 2.0%, with such default rate payable in cash on demand.  The New Second Lien Term Facility was issued with upfront fees (which may be OID) to the lenders, payable pro rata to the lenders thereunder, of 5.5%.

The New Second Lien Term Facility may not be prepaid in whole or in part on or before the date that is 1.5 years after August 18, 2014. Thereafter, the New Second Lien Term Facility shall be subject to a prepayment premium equal to the applicable premium listed in the table below multiplied by the sum of (x) the then outstanding principal of the portion of the New Second Lien Term Facility being redeemed and (y) an amount of cash equal to 100% of the accrued and unpaid PIK Interest on the portion of the New Second Lien Term Facility being redeemed through the date of redemption (together with an amount of cash equal to all accrued and unpaid Cash Interest on the portion of the New Second Lien Term Facility being redeemed through the date of redemption):

If redemption date occurs:	Applicable premium
After the date that is 1.5 years after the closing date and on or before the date that is 2.5 years after the closing date	110.0%
After the date that is 2.5 years after the closing date and on or before the date that is 3.5 years after the closing date	105.0%
After the date that is 3.5 years after the closing date and on or before the date that is 4.5 years after the closing date	102.5%
After the date that is 4.5 years after the closing date up to the maturity date	100.0%

General Terms of the New Term Facilities

The New First Lien Term Facilities and the New Second Lien Term Facility are guaranteed by each of the Subsidiaries that guarantee the Third Lien Notes and are secured by a first and second priority security interest, respectively, in the collateral securing the New Revolving Credit Facility and the Third Lien Notes, which security interest ranks equal, in the case of the New First Lien Term Facilities, and which security interest is junior, in the case of the New Second Lien Term Facility, in priority with those securing the New Revolving Credit Facility. The respective security interests in the collateral securing the New First Lien Term Facilities and the New Second Lien Term Facility each rank senior in priority to the security interests securing the Third Lien Notes.

The New First Lien Term Facilities and the New Second Lien Term Facility contain various covenants which limit the Company’s ability to, among other things, incur additional indebtedness; prepay or repurchase junior debt; pay dividends or make other distributions or repurchase or redeem our stock; make investments and acquisitions; sell assets, including capital stock of restricted subsidiaries; enter into agreements restricting our subsidiaries’ ability to pay dividends; consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; enter into transactions with our affiliates; and incur liens. Additionally, each of the New First Lien Term Facilities and the New Second Lien Term Facility require compliance with a minimum EBITDA covenant. Subject to certain exceptions, the New First Lien Term Facilities and the New Second Lien Term Facility permit the Company and its restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

The New First Lien Term Facilities and the New Second Lien Term Facility (subject to the prior repayment of the New First Lien Term Facilities) require the Company to prepay outstanding term loans, subject to certain exceptions, with (i) 100% of the Company’s annual Excess Cash Flow (as defined in each of the two facilities), (ii) 100% of the Net Cash Proceeds of certain Asset Sales (each as defined in each of the two facilities) and casualty and condemnation events, subject to reinvestment rights and certain other exceptions and (iii) 100% of the Net Cash Proceeds (as defined in each of the two facilities) of any incurrence of certain debt, other than debt permitted under the New First Lien Term Facilities and the New Second Lien Term Facility.

The New First Lien Term Facilities and the New Second Lien Term Facility contain a financial covenant requiring the Company to maintain $50,000,000 in trailing four fiscal quarter Consolidated EBITDA (as defined in each of the two facilities), under the New First Lien Term Facilities, and $45,000,000 under the New Second Lien Term Facility.  Both facilities also cap the amount of capital expenditures the Company may make on a consolidated basis in a fiscal year at $2.5 million under the New First Lien Term Facilities and $2.75 million under the New Second Lien Term Facility.

The New First Lien Term Facilities and the New Second Lien Term Facility include customary representations and warranties, affirmative covenants and events of default (including payment defaults, breach of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain bankruptcy and insolvency events, material judgments, certain ERISA and ESOP events, change of control, impairment of security interests in collateral, invalidity of guarantees and intercreditor provisions and certain events with respect to material contracts). If an event of default occurs, the lenders under the New First Lien Term Facilities and the New Second Lien Term Facility are entitled to take certain actions, including the acceleration of all amounts due under the New First Lien Term Facilities and New Second Lien Term Facility, respectively, and all actions permitted to be taken by a secured creditor (subject to the terms of the Intercreditor Agreement described below).

A copy of the First Lien Credit Agreement and the Second Lien Credit Agreement are attached to this current report on Form 8-K as Exhibit 10.53 and 10.54 and are incorporated by reference as though they were fully set forth herein. The foregoing summary description of the New First Lien Credit Facilities and the New Second Lien Credit Facility and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the First Lien Credit Agreement and the Second Lien Credit Agreement.

Intercreditor Agreement

Concurrently with the closing of the Exchange Offer, the Company and the Subsidiaries entered into an intercreditor agreement (the “Intercreditor Agreement”) with Wilmington Trust, National Association (the “Collateral Agent”), Wells Fargo Bank, National Association, as administrative agent under the New Revolving Credit Facility, Goldman Sachs Lending Partners LLC, as administrative agent under the First Lien Credit Agreement, Wilmington Trust, National Association, as administrative agent under the Second Lien Credit Agreement and Wilmington Trust, National Association, as trustee under the Indenture.

The Intercreditor Agreement governs the relative priorities of the respective security interests in the Company’s and the Subsidiaries’ assets securing the New Revolving Credit Facility, the New First Lien Term Facilities, the New Second Lien Term Facility and the Third Lien Notes and certain other matters relating to the administration of security interests.  The Intercreditor Agreement also contains restrictions on liens the Company may grant on its assets and it contains agreements among the lenders with respect to actions each may take both before and after an insolvency event including certain rights of the lenders to purchase the loans made by other parties to the Intercreditor Agreement that rank senior to the purchaser’s loan.

A copy of the Intercreditor Agreement is attached to this current report on Form 8-K as Exhibit 10.55 and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Intercreditor Agreement and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Intercreditor Agreement.

Security Agreements

Concurrently with the closing of the Exchange Offer, the Company entered into security agreements with the Subsidiaries and Wilmington Trust, National Association, as collateral agent (the “Security Agreements”). Pursuant to the Security Agreements, the Company, along with certain of its subsidiaries, granted to Wilmington Trust, National Association, as collateral agent for the benefit of the secured parties under the respective New Revolving Credit Facility, the New First Lien Term Facilities, the New Second Lien Term Facilities or Indenture, as applicable, a security interest in all of the Company’s current and future tangible and intangible property, as well as all of the current and future tangible and intangible property of the Subsidiaries.

Copies of the Security Agreements are attached to this current report on Form 8-K as Exhibits 10.56-10.58 and are incorporated by reference as though they were fully set forth herein. The foregoing summary description of the Security Agreements and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Security Agreements.

Guaranty Agreement

Concurrently with the closing of the Exchange Offer, the Company entered into a guaranty agreement with the Subsidiaries and Wells Fargo Bank, National Association, as agent (the “Guaranty Agreement”) pursuant to which the Subsidiaries guaranteed the Company’s obligations under the New Revolving Credit Facility.

A copy of the Guaranty Agreement is attached to this current report on Form 8-K as Exhibit 10.59 and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Guaranty Agreement and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Guaranty Agreement.

Item 1.02 Termination of a Material Definitive Agreement

Redemption of Existing Secured Notes

Concurrently with the closing of the Refinancing Transactions, the Company issued a redemption notice and deposited funds sufficient to discharge the Existing Secured Notes pursuant to the optional redemption feature of the indenture governing the Existing Secured Notes.  Accordingly, the Existing Secured Notes will be redeemed on September 17, 2014 at a redemption price of 100% of principal amount, plus accrued and unpaid interest to, but not including, the date of redemption, for an aggregate payment of $351,667,904.

The Company issued the Secured Notes pursuant to an indenture, dated as of March 22, 2010, among the Company, certain subsidiary guarantors of the Company and Wilmington Trust Company, as trustee.  The Existing Secured Notes were set to mature on November 1, 2014.

Termination of Revolving Credit Facility

Concurrently with the closing of the Exchange Offer and upon the incurrence of the New Revolving Credit Facility, the Company terminated its existing revolving credit facility with Wells Fargo Bank, National Association, as administrative agent and sole lender that was set to mature on August 20, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As discussed above, as consideration for the Supporting Noteholders’ agreement to fund the New Second Lien Term Facility, concurrently with the closing of the Exchange Offer, the Company issued in a private placement 75,352 and 20,551 Warrants to ASOF and Phoenix, respectively, and 55 and 15 shares of Series A Preferred Stock to ASOF and Phoenix, respectively. In addition, in connection with the ASOF Cash Funding, concurrently with the closing of the Exchange Offer, ASOF purchased from the Company in a private placement at a unit price of $600 per unit $2,841,000 principal amount of Third Lien Notes and 2,841 Warrants.

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, for the issuance of these Warrants, the shares of Common Stock issuable pursuant to such Warrants, the Series A Preferred Stock to the Supporting Noteholders and these Third Lien Notes.  In connection with these issuances, the Supporting Noteholders represented to the Company that they are “accredited investors” as defined in Regulation D of the Securities Act and that the securities purchased by them were being acquired solely for their own account for investment and not with a view to or for sale or distribution of these Warrants, the shares of Common Stock issuable upon exercise of such Warrants, the shares of Series A Preferred Stock or these Third Lien Notes.

Item 3.03 Material Modification to Rights of Security Holders.

Concurrently with the closing of the Exchange Offer, the Company amended its Certificate of Incorporation by filing a Certificate of Designation, Powers, Preferences, and Rights with Secretary of State of Delaware (the “Certificate of Designation”), pursuant to which the Company set forth the respective designations, powers, rights, privileges, preferences and restrictions of new Series A preferred stock (the “Series A Preferred Stock”).

The par value of the Series A Preferred Stock is $0.01 per share, and the authorized number of shares constituting the Series A Preferred Stock is 70.  All of the 70 shares of Series A Preferred Stock were issued to the Supporting Noteholders, with 55 shares issued to ASOF and 15 shares issued to an affiliate of Phoenix. The Series A Preferred Stock will, upon liquidation, rank senior to the Common Stock, and in the event of liquidation will be entitled to receive $10.00 per share. The Series A Preferred Stock is not entitled to receive any dividends or other distributions from the Company, nor is it convertible into any other class of equity or other securities of the Company.  The Series A Preferred Stock is not redeemable by the Company.

The holders of the Series A Preferred Stock have the right to elect a majority of the members of the Company’s Board of Directors (the “Board”). Based on the current composition of the Board, the holders of the Series A Preferred Stock control the identity of five of the nine members of the Board. As disclosed below, the holders of the Series A Preferred Stock have elected Lawrence A. First and Daniel H. Clare as members of the Board.  The holders of the Series A Preferred Stock have consent rights over certain actions to be taken by the Company and its subsidiaries. With respect to any and all matters on which there is a shareholder vote, the affirmative vote of the majority of the shares of Series A Preferred Stock outstanding is both necessary and sufficient to approve all such matters for all or any classes or series of shareholders of the Company.  The vote of the majority of the Series A Preferred Stock is deemed to be the vote of a majority of all voting stock of the Company. The Series A Preferred stock is voted as a block, in the manner directed by the holders of a majority of the Series A Preferred Stock outstanding. Written consent of the majority of the Series A Preferred Stock is permitted in lieu of a vote.

A copy of the Certificate of Designation is attached to this current report on Form 8-K as Exhibit 3.3 and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Certificate of Designation and the Series A Preferred Stock is not intended to be complete, and it is qualified in its entirety by the complete text of the Certificate of Designation.

Item 5.01 Changes in Control of Registrant.

Prior to the completion of the Exchange Offer, the ESOP Trust owned all of the outstanding shares of the Common Stock. As discussed above, in connection with funding a portion of the New Second Lien Term Facility, ASOF was issued 55 shares of the Series A Preferred Stock, representing 78.6% of the outstanding shares of the Series A Preferred Stock.  As a result, ASOF has the right to appoint a majority of the members of the Board and possesses voting control over all matters that require stockholder approval.  ASOF’s source of funds for providing a portion of the New Second Lien Term Facility was capital contributions made by its limited partners.  The description of the rights of the Series A Preferred Stock in Item 3.03 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)                                 Director Resignation

On August 18, 2014, David J. Vitale and Edward C. (Pete) Aldridge, Jr. each resigned as a member of the Board.

(b)                                 Director Election

On August 18, 2014, Lawrence A. First and Daniel H. Clare were each elected to the Board as Class 3 directors by the holders of the Series A Preferred Stock.  As disclosed above, the Series A Preferred Stock provides holders thereof with additional rights, including the right to appoint a majority of the members of the Board.  Based on the current composition of the Board, this presently represents the right to appoint five of the nine members of the Board.  As a result of its majority ownership of the Series A Preferred Stock, ASOF has the right to control the vote of the holders of the Series A Preferred Stock.  As disclosed above, on August 18, 2014, the Company amended its Fourth Amended and Restated Certificate of Incorporation to provide that Class 3 directors are to serve as members of the Board for a term expiring at the annual meeting of the stockholders of the Company held in the third year following the closing of the Refinancing Transactions.

Messrs. First and Clare will each serve on the Company’s Compensation Committee.  Either Mr. First or Mr. Clare will serve on each of the Company’s other committees although at this time no determination has been made as to who will serve on any one committee.  Mr. First is Chief Investment Officer and Managing Director of, and Mr. Clare is Managing Director of, American Securities Opportunities Advisors, LLC, an affiliate of ASOF.

(c)                                  Employment Agreements

Concurrently with the closing of the Exchange Offer, on August 18, 2014 the Company entered into new five-year employment agreements with key executive officers including each of its named executive officers who are currently serving as executive officers.  Pursuant to the employment agreements, the Company has agreed to pay base salaries per year to the named executive officers as set forth below, subject to adjustments to increase the base salary in the discretion of the Board, and to provide employee benefits available to executives of the Company commensurate with his or her position, subject to the terms of the applicable benefit plan or program.

Named Executive Officer	Base Salary
Dr. Bahman Atefi, Chief Executive Officer and President	$750,348.00
Barry Broadus, Senior Vice President and Chief Financial Officer	$350,144.00
Stacy Mendler, Chief Operating Officer and Executive Vice President	$440,134.00
Robert Hirt, Technology, Engineering and Operations Solutions Senior Vice President	$360,168.00

As previously disclosed, Scott Fry, who was a named executive officer of the Company in the Company’s annual report on Form 10-K for the Company’s fiscal year ended September 30, 2013, retired from his position with the Company, effective as of November 1, 2013.

The employment agreements provide that if the executive’s employment is terminated without Cause, other than during a Potential Change in Control Protection Period or within the period ending 24 calendar months immediately following a Change in Control, the executive, subject to satisfying certain conditions, would receive the following severance payments and benefits:

•                  a cash amount equal to two times his or her then base salary and a cash amount equal to two times his or her prior year’s paid bonus, payable together, in four equal installments every six months following the date of termination;

•                  his or her unpaid salary and benefits through the date of termination;

•                  any unpaid bonus, if any, with respect to the prior fiscal year;

•                  reimbursement of certain expenses related to COBRA group health continuation coverage, if COBRA coverage is elected by the executive, for a period up to 18 months; and

•                  all other rights and benefits in which he or she has vested prior to or as a result of his or her termination of employment pursuant to other plans and programs of the Company.

If the executive’s employment is terminated without Cause or if he or she terminates his or her employment for Good Reason within a two year period after a Change in Control or during a Potential Change in Control Protection Period, the executive, subject to satisfying certain conditions, would receive all of the foregoing benefits plus outplacement services in an amount not to exceed $25,000.00.  If the executive’s employment is terminated for Cause, at any time, he or she would receive the base salary through the effective date of termination and any other rights and benefits that vested prior to termination.

For purposes hereof, the terms below have the following meanings as further defined in the executives’ employment agreements:

•                  “Cause” means the executive having engaged in any of the following:  (i) a conviction of, entry of a plea of guilty, nolo contendere or no contest to, a charge of, a felony or crime involving moral turpitude; (ii) commission of an act constituting fraud, deceit, or material misrepresentation with respect to the Company; (iii) commission of any negligent or willful act or omission that causes a material adverse effect on the business, to the Company or any parent or subsidiary corporation thereof; (iv) intentional failure or refusal to perform reasonably assigned duties, which is not cured, if curable, to the reasonable satisfaction of the Board within thirty (30) days after the Executive receives from the Board written notice of such failure or refusal; (v) willful and material violation of any provision of the Company’s Code of Ethics, Conduct and Responsibility or the Company’s policies prohibiting discrimination, harassment or retaliation against employees; (vi) willful and material misstatement knowingly made or caused to be made by the executive in any filing with the Securities and Exchange Commission or other governmental authority; or (vii) willful and material violation of certain specified covenants in the employment agreements which if not cured, if curable, to the reasonable satisfaction of the Board within ten (10) days after the executive receives written notice of such violation.

•                  “Change in Control” means, subject to certain exceptions as defined in the employment agreements as “Non-Control Transactions,” (i) the approval by shareholders of the liquidation or dissolution of the Company, (ii) a transaction or series of related transactions resulting in the sale or other disposition of 30% or more of the outstanding voting stock of the Company, (iii) the merger or consolidation of the Company with or into any entity, (iv) a sale or disposition of substantially all of the assets of the Company, or (v) such time when individuals who constitute the Board cease for any reason to constitute a majority of the Board then in office.

•                  “Good Reason” means the occurrence, without the executive’s consent, of one or more of the following: (i) assignment of duties materially inconsistent with, or material reduction of the powers and functions associated with, of the executive’s position duties, responsibilities and status with the Company; (ii) reduction in the executive’s base salary or material reduction in pay incentive opportunities, subject to certain exceptions; (iii) requiring the executive to be based at a location more than twenty miles from the Company’s current principal office or the location where the executive is based; any material breach by the Company of any provisions of the employment agreement; or (v) any failure by the Company to have the employment agreement assumed by any successor or assign of the Company.

•                  “Potential Change in Control” means the occurrence of the first to occur of any of the following:  (i) the Company enters into an agreement, the consummation of which, or the approval by shareholders of which, would constitute a Change in Control or (ii) any other event occurs which is deemed to be a Potential Change in Control by the Board and the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

•                  “Potential Change in Control Protection Period” means the period beginning on the date on which a Potential Change in Control occurs and ending (i) with respect to a Potential Change in Control described in (i) of the definition of Potential Change in Control, upon the abandonment or termination of the applicable agreement; or (ii) with respect to a Potential Change in Control described in (ii) of the definition of Potential Change in Control, upon the one year anniversary of the occurrence of the Potential Change in Control or such earlier date as may be determined by the Board.

In order to receive termination-related payments and benefits under their employment agreements other than salary earned and benefits vested prior to termination, the executives must execute a general release of claims against the Company and are obligated to abide by non-compete, non-interference and non-solicitation covenants that run for 24 months. Other than with respect to Mr. Atefi, the Company have the right to shorten the period of the non-compete, non-interference and non-solicitation covenants (to 18 months for Ms. Mendler and to 12 months for Mr. Hirt and Mr. Broadus), in which case continued salary-based severance would also be proportionately reduced.  Under the terms of the employment agreements, the executives are also obligated to abide by continual trade-secret non-disclosure and non-disparagement covenants.

The foregoing description of the employment agreements does not purport to be complete and is subject to, and qualified in its entirety by, the employment agreements, copies of which are attached hereto as Exhibits 10.60-10.63.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On August 15, 2014, the ESOP Trust, in its capacity as owner of all of the outstanding shares of the Common Stock approved by unanimous written consent, pursuant to the direction of the ESOP Committee, the adoption of Amendment Number One to the Fourth Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate of Incorporation”). The Amended Certificate of Incorporation was filed with the Secretary of State of Delaware on August 18, 2014. The Amendment was approved to create a staggered Board.

Article “Eighth” of the Amended Certificate of Incorporation was amended to mandate that directors be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible as determined from time to time by the Board, except that no such class shall have less than two directors, and with each such class, directors should hold office until their respective successors are duly elected and qualified. The first class (“Class 1”) to be elected for a term beginning effective as of August 18, 2014, and expiring at the annual meeting of the stockholders of the Corporation to be held no earlier than the first anniversary of such date and no later than the end of the Company’s fiscal year immediately succeeding such first anniversary, the second class (“Class 2”) to be elected for a term beginning effective as of August 18, 2014 and expiring at the annual meeting of the stockholders of the Corporation to be held no earlier than the second anniversary of such date and no later than the end of the Company’s fiscal year immediately succeeding such second anniversary, and the third class (“Class 3”) to be elected for a term beginning effective as of August 18, 2014 and expiring at the annual meeting of the stockholders of the Corporation to be held no earlier than the third anniversary of such date and no later than the end of the Company’s fiscal year immediately succeeding such third anniversary.

A copy of the Amended Certificate of Incorporation is attached to this current report on Form 8-K as Exhibit 3.4 is incorporated by reference as though they were fully set forth herein. The foregoing summary description of the Amended Certificate of Incorporation is not intended to be complete, and it is qualified in its entirety by the complete text of the Amended Certificate of Incorporation.

On August 18, 2014, the holders of the Series A Preferred Stock approved, by unanimous written consent, the election of Lawrence A. First and Daniel H. Clare as directors to the Board.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

No.	Description

3.3	Certificate of Designation of Series A Preferred Stock.

3.4	Amendment to Certificate of Incorporation.

4.13	Indenture dated as of August 18, 2014, among Alion Science and Technology Corporation, certain subsidiary guarantors and Wilmington Trust, National Association, as trustee.

4.14	Form of Third-Lien Senior Secured Note due 2020 (included as part of Exhibit 4.13).

4.15	Form of Warrant (included as part of Exhibit 10.50).

10.50	Warrant Agreement, dated as of August 18, 2014, by and between Alion Science and Technology Corporation and Wilmington Trust, National Association, as warrant agent.

10.51

Stockholders’ Agreement, dated as of August 18, 2014, by and between Alion Science and Technology Corporation and the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust.

10.52	Credit Agreement, dated as of August 18, 2014 by and among Alion Science and Technology Corporation, Wells Fargo Bank, National Association and the lenders party thereto.

10.53

First Lien Credit and Guaranty Agreement, dated as of August 18, 2014 by and among Alion Science and Technology Corporation, Goldman Sachs Lending Partners LLC as administrative agent and the lenders party thereto.

10.54

Second Lien Credit and Guaranty Agreement, dated as of August 18, 2014 by and among Alion Science and Technology Corporation, Wilmington Trust, National Association as administrative agent and the lenders party thereto.

10.55	Intercreditor Agreement, dated as of August 18, 2014 by and among the Company, the other grantors party thereto, and Wilmington Trust, National Association, as collateral agent.

10.56

First Lien Pledge and Security Agreement, dated as of August 18, 2014, by and among Alion Science and Technology Corporation, certain subsidiaries of the Company and Wilmington Trust, National Association, as collateral agent.

10.57

Second Lien Pledge and Security Agreement, dated as of August 18, 2014, by and among Alion Science and Technology Corporation, certain subsidiaries of the Company and Wilmington Trust, National Association, as collateral agent.

10.58

Third Lien Pledge and Security Agreement, dated as of August 18, 2014, by and among Alion Science and Technology Corporation, certain subsidiaries of the Company and Wilmington Trust, National Association, as collateral agent.

10.59

Guaranty Agreement, dated as of August 18, 2014, by and among Alion Science and Technology Corporation, certain subsidiaries of Alion Science and Technology Corporation and Wells Fargo Bank, National Association, as agent.

10.60	Employment Agreement, dated as of August 18, 2014 by and between Alion Science and Technology Corporation and Dr. Bahman Atefi.

10.61	Employment Agreement, dated as of August 18, 2014 by and between Alion Science and Technology Corporation and Barry Broadus.

10.62	Employment Agreement, dated as of August 18, 2014 by and between Alion Science and Technology Corporation and Stacy Mendler.

10.63	Employment Agreement, dated as of August 18, 2014 by and between Alion Science and Technology Corporation and Robert Hirt.

99.1	Press Release issued August 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2014	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Barry M. Broadus
Name: Barry M. Broadus
Title: Chief Financial Officer

EXHIBIT INDEX

No.	Description

3.3	Certificate of Designation of Series A Preferred Stock.

3.4	Amendment to Certificate of Incorporation.

4.13	Indenture dated as of August 18, 2014, among Alion Science and Technology Corporation, certain subsidiary guarantors and Wilmington Trust, National Association, as trustee.

4.14	Form of Third-Lien Senior Secured Note due 2020 (included as part of Exhibit 4.13).

4.15	Form of Warrant (included as part of Exhibit 10.50).

10.50	Warrant Agreement, dated as of August 18, 2014, by and between Alion Science and Technology Corporation and Wilmington Trust, National Association, as warrant agent.

10.51

Stockholders’ Agreement, dated as of August 18, 2014, by and between Alion Science and Technology Corporation and the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust.

10.52	Credit Agreement, dated as of August 18, 2014 by and among Alion Science and Technology Corporation, Wells Fargo Bank, National Association and the lenders party thereto.

10.53

First Lien Credit and Guaranty Agreement, dated as of August 18, 2014 by and among Alion Science and Technology Corporation, Goldman Sachs Lending Partners LLC as administrative agent and the lenders party thereto.

10.54

Second Lien Credit and Guaranty Agreement, dated as of August 18, 2014 by and among Alion Science and Technology Corporation, Wilmington Trust, National Association as administrative agent and the lenders party thereto.

10.55	Intercreditor Agreement, dated as of August 18, 2014 by and among the Company, the other grantors party thereto, and Wilmington Trust, National Association, as collateral agent.

10.56

First Lien Pledge and Security Agreement, dated as of August 18, 2014, by and among Alion Science and Technology Corporation, certain subsidiaries of the Company and Wilmington Trust, National Association, as collateral agent.

10.57

Second Lien Pledge and Security Agreement, dated as of August 18, 2014, by and among Alion Science and Technology Corporation, certain subsidiaries of the Company and Wilmington Trust, National Association, as collateral agent.

10.58

Third Lien Pledge and Security Agreement, dated as of August 18, 2014, by and among Alion Science and Technology Corporation, certain subsidiaries of the Company and Wilmington Trust, National Association, as collateral agent.

10.59

Guaranty Agreement, dated as of August 18, 2014, by and among Alion Science and Technology Corporation, certain subsidiaries of Alion Science and Technology Corporation and Wells Fargo Bank, National Association, as agent.

10.60	Employment Agreement, dated as of August 18, 2014 by and between Alion Science and Technology Corporation and Dr. Bahman Atefi.

10.61	Employment Agreement, dated as of August 18, 2014 by and between Alion Science and Technology Corporation and Barry Broadus.

10.62	Employment Agreement, dated as of August 18, 2014 by and between Alion Science and Technology Corporation and Stacy Mendler.

10.63	Employment Agreement, dated as of August 18, 2014 by and between Alion Science and Technology Corporation and Robert Hirt.

99.1	Press Release issued August 18, 2014.